Exhibit 23


                      ARTHUR ANDERSEN LLP




           CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS




To C. R. Bard, Inc.:

As independent public accountants, we hereby consent to the incorporation by reference of our report dated January 27, 1998, included in this Form 10-K, into C. R. Bard, Inc.'s previously filed Registration Statements (I) on Form S-8 for its Employees' Retirement Savings Plan of C. R. Bard, Inc., Registration No. 2-86291, the 1990 Employee Stock Option Plan, as amended, Registration No. 33-35544 and the C. R. Bard, Inc. 1988 Directors Stock Award Plan, as amended, and the 1993 Long Term Incentive Plan of C. R. Bard, Inc., Registration No. 33-64874, and the MedChem Products, Inc. 1994 Stock Option Plan, MedChem Products, Inc. 1993 Stock Option Plan, MedChem Products, Inc. 1993 Spin-off Stock Option Plan, MedChem Products, Inc. 1993 Director Stock Option Plan, MedChem Products, Inc. Amended and Restated Stock Option Plan all formerly maintained by MedChem Products, Inc., Registration
No. 33-63147,  and (ii) on Form S-3,  Registration No. 333-05997.


Arthur Andersen LLP /s/


Roseland, New Jersey
March 11, 1998











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